                                                   EXHIBIT 11.1
                              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE
                                                           Basic         Diluted
                                                        EPS number     EPS number       Net       Basic      Diluted
                                                         of shares      of shares      Income      EPS         EPS
                                                       ---------------------------------------------------------------
THREE MONTHS ENDED SEPTEMBER 30, 1999                    8,964,784      9,624,336   $1,169,064    $0.13       $0.12
THREE MONTHS ENDED SEPTEMBER 30, 2000                    8,989,253      9,639,253   $1,422,429    $0.16       $0.15

THREE  MONTHS ENDED SEPTEMBER 30, 1999                     Basic                      Diluted
                                                       -----------                 -----------
Average Shares Outstanding                               8,964,784                   8,964,784
Options - Plan 1                                                           30,000
Average Option Price                                                   $     2.33
Total Exercise Cost                                                    $   69,900
Shares Repurchased                                                          4,663
Net Shares from Option - Plan 1                                                         25,337
Options - Plan 2                                                          217,200
Average Option Price                                                   $     2.55
Total Exercise Cost                                                    $  553,860
Shares Repurchased                                                         36,949
Net Shares from Option - Plan 2                                                        180,251
Options - Plan 3                                                          555,300
Average Option Price                                                   $     5.68
Total Exercise Cost                                                    $3,154,104
Shares Repurchased                                                        210,414
Net Shares from Option - Plan 3                                                        344,886
Option - EFA Non-qualified                                                 84,000
Average Option Price                                                   $    10.06
Total Exercise Cost                                                    $  845,040
Shares Repurchased                                                         56,374
Net Shares from Option - EFA Non-qualified                                              27,626
Options - CGB Qualified                                                   171,436
Average Option Price                                                   $     9.99
Total Exercise Cost                                                    $1,712,646
Shares Repurchased                                                        114,253
Net Shares from Option - CGB Qualified                                                  57,183
Options - CGB Non-Qualified                                                83,246
Average Option Price                                                   $    10.62
Total Exercise Cost                                                    $  884,073
Shares Repurchased                                                         58,977
Net Shares From Option - CGB Non Qualified                                              24,269
                                                         ---------                   ---------
Gross Shares                                             8,964,784                   9,624,336
Price                                                                  $    14.99

                                      24



THREE MONTHS ENDED SEPTEMBER 30, 2000                      Basic                      Diluted
                                                       -----------                 -----------
Average Shares Outstanding                               8,989,253                   8,989,253
Options - Plan 1                                                           15,978
Average Option Price                                                   $     2.33
Total Exercise Cost                                                    $   37,229
Shares Repurchased                                                          2,314
Net Shares from Option - Plan 1                                                         13,664
Options - Plan 2                                                          204,287
Average Option Price                                                   $     2.56
Total Exercise Cost                                                    $  522,975
Shares Repurchased                                                         32,503
Net Shares from Option - Plan 2                                                        171,784
Options - Plan 3                                                          549,670
Average Option Price                                                   $     6.20
Total Exercise Cost                                                    $3,407,954
Shares Repurchased                                                        211,806
Net Shares from Option - Plan 3                                                        337,864
Options - Plan 4                                                           50,313
Average Option Price                                                   $    15.00
Total Exercise Cost                                                    $  754,695
Shares Repurchased                                                         46,905
Net Shares from Option - Plan 4                                                          3,408
Options - EFA Non-qualified                                                85,500
Average Option Price                                                   $    10.19
Total Exercise Cost                                                    $  871,245
Shares Repurchased                                                         54,148
Net Shares from Option - EFA Non-qualified                                              31,352
Options - CGB Qualified                                                   167,828
Average Option Price                                                   $     9.99
Total Exercise Cost                                                    $1,676,602
Shares Repurchased                                                        104,201
Net Shares from Option - CGB-qualified                                                  63,627
Options - CGB Non-qualified                                                83,246
Average Option Price                                                   $    10.62
Total Exercise Cost                                                    $  884,073
Shares Repurchased                                                         54,945
Net Shares From Option - CGB Non-qualified                                              28,301
                                                         ---------                   ---------
Gross Shares                                             8,989,253                   9,639,253
Price                                                                  $    16.09

                                      25



                                             EXHIBIT 11.1 (CONTINUED)
                              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

                                                           Basic         Diluted
                                                        EPS number     EPS number       Net       Basic      Diluted
                                                         of shares      of shares      Income      EPS         EPS
                                                       ---------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, 1999                     8,956,685      9,556,202   $3,128,497    $0.35      $0.33
NINE MONTHS ENDED SEPTEMBER 30, 2000                     8,966,252      9,664,094   $3,706,188    $0.41      $0.38

NINE MONTHS ENDED SEPTEMBER 30, 1999                       Basic                      Diluted
                                                       -----------                 -----------
Average Shares Outstanding                               8,956,685                   8,956,685
Options - Plan 1                                                           35,985
Average Option Price                                                   $     2.29
Total Exercise Cost                                                    $   82,406
Shares Repurchased                                                          6,257
Net Shares from Option - Plan 1                                                         29,728
Options - Plan 2                                                          217,793
Average Option Price                                                   $     2.55
Total Exercise Cost                                                    $  555,372
Shares Repurchased                                                         42,169
Net Shares from Option - Plan 2                                                        175,624
Options - Plan 3                                                          552,040
Average Option Price                                                   $     5.61
Total Exercise Cost                                                    $3,096,944
Shares Repurchased                                                        235,151
Net Shares from Option - Plan 3                                                        316,889
Options - EFA Non-qualified                                                83,945
Average Option Price                                                   $    10.06
Total Exercise Cost                                                    $  844,487
Shares Repurchased                                                         64,122
Net Shares from Option - EFA Non-qualified                                              19,823
Options - CGB Qualified                                                   171,255
Average Option Price                                                   $     9.99
Total Exercise Cost                                                    $1,710,837
Shares Repurchased                                                        129,904
Net Shares from Option - CGB Qualified                                                  41,351
Options - CGB Non-qualified                                                83,168
Average Option Price                                                   $    10.62
Total Exercise Cost                                                    $  883,244
Shares Repurchased                                                         67,065
Net Shares From Option - CGB Non-qualified                                              16,103
                                                         ---------                   ---------
Gross Shares                                             8,956,685                   9,556,202
Price                                                                  $    13.17

                                      26



NINE MONTHS ENDED SEPTEMBER 30, 2000                       Basic                      Diluted
                                                       -----------                 -----------
Average Shares Outstanding                               8,966,252                   8,966,252
Options - Plan 1                                                           25,292
Average Option Price                                                   $     2.33
Total Exercise Cost                                                    $   58,930
Shares Repurchased                                                          3,418
Net Shares from Option - Plan 1                                                         21,874
Options - Plan 2                                                          207,470
Average Option Price                                                   $     2.56
Total Exercise Cost                                                    $  531,123
Shares Repurchased                                                         30,808
Net Shares from Option - Plan 2                                                        176,662
Options - Plan 3                                                          550,456
Average Option Price                                                   $     6.01
Total Exercise Cost                                                    $3,308,241
Shares Repurchased                                                        191,893
Net Shares from Option - Plan 3                                                        358,563
Options - Plan 4                                                           16,893
Average Option Price                                                   $    15.00
Total Exercise Cost                                                    $  253,395
Shares Repurchased                                                         14,698
Net Shares from Option - Plan 4                                                          2,195
Options-EFA Non-qualified                                                  84,504
Average Option Price                                                   $    10.10
Total Exercise Cost                                                    $  853,490
Shares Repurchased                                                         49,506
Net Shares from Option-EFA Non-qualified                                                34,998
Options - CGB Qualified                                                   170,225
Average Option Price                                                   $     9.99
Total Exercise Cost                                                    $1,700,548
Shares Repurchased                                                         98,640
Net Shares from Option - CGB Qualified                                                  71,585
Options - CGB Non-qualified                                                83,246
Average Option Price                                                   $    10.62
Total Exercise Cost                                                    $  884,073
Shares Repurchased                                                         51,280
Net Shares From Option - CGB Non-qualified                                              31,966
                                                         ---------                   ---------
Gross Shares                                             8,966,252                   9,664,094
Price                                                                  $    17.24


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